Exhibit 99.7

August 5, 2009

CONSENT OF GREENE HOLCOMB & FISHER LLC

We hereby consent to the inclusion of our opinion letter, and supplemental opinion letter, to the Board of Directors of Blackhawk Biofuels, LLC, a Delaware limited liability company (the “Company”) as an Exhibit to the Registration Statement on Form S-4 (the “Registration Statement”), which includes a Joint Proxy Statement/Prospectus relating to the proposed merger of the Company with REG Danville, LLC, a Delaware limited liability company, described in the Registration Statement to be filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ GREENE HOLCOMB & FISHER LLC